SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2008

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 22, 2008, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing first quarter 2008 results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

The press release contains the following non-GAAP financial measures for first quarter 2007, which reflect the exclusion of certain charges under Section 409A of the Internal Revenue Code or the modification of the timing of receiving certain premium payments from the Centers for Medicare and Medicaid Services: adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted net earnings, adjusted operating costs and adjusted cash flows from operations. The most directly comparable GAAP financial measures to these non-GAAP measures for first quarter 2007 are as follows, respectively:

First Quarter 2007
Net earnings per share	$0.66
Earnings from operations	$1.58 billion
Operating margin	8.31%
Net earnings	$0.93 billion
Operating costs	$17.47 billion
Cash flows from operations	$2.59 billion

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules attached to the press release.

The information in this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On April 22, 2008, the Company announced that on April 21, 2008, David S. Wichmann, Executive Vice President and President of the Commercial Markets Group of the Company, assumed the role of President, UnitedHealth Group Operations with responsibility for managing, on an enterprise-wide basis, several areas of the Company, including optimizing business performance, strengthening and aligning the Company’s organization, overseeing the Company’s operations, technology, and quality agenda, and managing corporate development, research, international operations and all integration efforts. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated in this Item 5.02 by reference.

Mr. Wichmann served as Executive Vice President of the Company and President of the Commercial Markets Group from December 2006 to April 2008. From July 2004 to December 2006, Mr. Wichmann served as President and Chief Operating Officer of UnitedHeathcare. From June 2003 to July 2004, Mr. Wichmann served as Chief Executive Officer of Specialized Care Services (now

OptumHealth). He also served as President and Chief Operating Officer of Specialized Care Services during 2003. Mr. Wichmann joined UnitedHealth Group in 1998 and held various executive positions with the Company from 1998 to 2003.

Mr. Wichmann has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company and Mr. Wichmann have not entered into any new agreement or made any material amendments to Mr. Wichmann’s existing employment agreement in connection with the new appointment.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated April 22, 2008

99.2	Press Release dated April 22, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2008

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 22, 2008

99.2	Press Release dated April 22, 2008